Exhibit 99.1

McKESSON REPORTS FISCAL 2027 SECOND QUARTER RESULTS
AND RAISES FULL YEAR ADJUSTED EPS GUIDANCE

IRVING, Texas, November 4, 2026 - McKesson Corporation (NYSE:MCK) today announced results for the second quarter ended September 30, 2026.

Second Quarter Highlights:
•Consolidated revenues of $111.0 billion increased 8%.
•Earnings per diluted share of $10.44 increased $1.52.
•Adjusted Earnings per Diluted Share of $11.68 increased 18%.
•Generated $3.1 billion of cash flow from operations and $2.9 billion of Free Cash Flow.

Fiscal 2027 Full Year Outlook:
•Raised Adjusted Earnings per Diluted Share guidance range to $45.60 to $46.40, from the previous range of $44.20 to $45.00.
•Fiscal 2027 Adjusted Earnings per Diluted Share guidance range indicates 17% to 19% growth compared to the prior year.
•The Company does not forecast GAAP earnings per diluted share1.

“McKesson delivered another quarter of strong results, reflecting operational strength in our core business segments and disciplined execution across the enterprise,” said Brian Tyler, chair and chief executive officer. “We continue to invest strategically to advance healthcare outcomes and create long-term value. We further strengthened our portfolio through transactions that will expand our capabilities and deepen our presence in key growth areas, while maintaining our commitment to financial discipline. We are confident in our ability to leverage differentiated solutions and create value for customers, partners, patients, and shareholders. As we close out a strong first half of our fiscal year, I want to thank Team McKesson for their unwavering commitment to excellence and for the impact they make across healthcare every day.”

Fiscal 2027 Second Quarter Result Summary

	Second Quarter			Year-to-Date
($ in millions, except per share amounts)	FY27	FY26	% Change	FY27	FY26	% Change
Revenues	$110,957	$103,150	8	$216,337	$200,977	8
Net income attributable to McKesson Corporation	1,218	1,110	10	1,832	1,894	(3)
Adjusted Earnings[2]	1,363	1,227	11	2,546	2,264	12
Earnings per diluted common share attributable to McKesson Corporation	10.44	8.92	17	15.53	15.16	2
Adjusted Earnings per Diluted Share[2]	11.68	9.86	18	21.59	18.12	19
[1]See below under "Fiscal 2027 Outlook" for full explanation
[2]Adjusted results in this earnings release are non-GAAP financial measures; refer to the accompanying definitions and reconciliation schedules

Second quarter revenues were $111.0 billion, an increase of 8% from a year ago, driven by growth in the North American Pharmaceutical and Oncology & Multispecialty segments due to increased prescription volumes and distribution of specialty products, partially offset by lower contributions from branded pharmaceuticals.

Second quarter earnings per diluted share was $10.44 compared to $8.92 a year ago, an increase of $1.52.

Second quarter Adjusted Earnings per Diluted Share was $11.68 compared to $9.86 a year ago, an increase of 18%, driven by strong operational growth across the North American Pharmaceutical, Oncology & Multispecialty, and Prescription Technology Solutions segments, and a lower share count.

During the three months ended September 30, 2026, McKesson generated cash from operations of $3.1 billion, and invested $123 million in capital expenditures, resulting in Free Cash Flow of $2.9 billion. During the first six months of the fiscal year, McKesson generated cash from operations of $2.9 billion, and invested $275 million in capital expenditures, resulting in Free Cash Flow of $2.6 billion.

For the first six months of the fiscal year, McKesson returned $3.6 billion of cash to shareholders, which included $3.4 billion of common stock repurchases and $198 million of dividend payments.

Business Highlights
•McKesson signed an agreement to extend its pharmaceutical distribution partnership with CVS Health through June 2032.
•On October 5, 2026, McKesson signed a definitive agreement to invest approximately $1.4 billion for a minority interest of approximately 49% in Option Care Health, Inc. This transaction aligns with McKesson’s strategy in supporting the delivery of complex specialty therapies and expanding patient access through community-based care. The transaction is subject to customary closing conditions, including approval by Option Care Health’s stockholders and the receipt of required regulatory approvals.
•On November 2, 2026, McKesson completed the acquisition of Precision Medicine Group, LLC, a global provider of clinical research and biopharma commercialization service. This acquisition represents a meaningful milestone in advancing its strategy in oncology, multispecialty, and biopharma services.
•On November 2, 2026, PRISM Vision Group expanded its network with the addition of Spectrum Vision Partners, adding more than 150 providers and bringing its total provider network to more than 350.

North American Pharmaceutical Segment
•Revenues were $91.4 billion, an increase of 6%, driven by increased prescription transaction volumes, including higher volumes from specialty products to health systems and strategic accounts, partially offset by lower contributions from branded pharmaceuticals.
•Segment Operating Profit was $1.1 billion. Adjusted Segment Operating Profit was $1.0 billion, an increase of 22%, driven by growth in the distribution of specialty products to health systems and strategic accounts.

Oncology & Multispecialty Segment
•Revenues were $15.0 billion, an increase of 24%, driven by growth in provider solutions and specialty distribution.
•Segment Operating Profit was $352 million. Adjusted Segment Operating Profit was $427 million, an increase of 8%, driven by growth in provider solutions and specialty distribution.

Prescription Technology Solutions Segment
•Revenues were $1.5 billion, an increase of 10%, driven by increased prescription volumes in third-party logistics and access solutions, partially offset by lower contributions from hub dispensing services.
•Segment Operating Profit was $275 million. Adjusted Segment Operating Profit was $307 million, an increase of 18%, driven by higher demand for access solutions.

Medical-Surgical Solutions Segment
•Revenues were $3.1 billion, an increase of 5%, driven by growth across the extended and ambulatory care channels.
•Segment Operating Profit was $164 million. Adjusted Segment Operating Profit was $225 million, a decrease of 10%, driven by lower contributions from the ambulatory care channel due to product mix, partially offset by growth in the extended care channel.

Fiscal 2027 Outlook
McKesson does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of forward-looking Non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. McKesson cannot reasonably forecast LIFO inventory-related adjustments, certain litigation loss and gain contingencies, transaction related expenses and adjustments, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are generally uncertain and depend on various factors, many of which are beyond the company's control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

McKesson is raising its fiscal 2027 Adjusted Earnings per Diluted Share guidance to $45.60 to $46.40 from the previous range of $44.20 to $45.00.

“The raise in fiscal 2027 Adjusted Earnings per Diluted Share guidance is underpinned by the strength in our business and the confidence we have in our ability to execute consistently,” said Kenny Cheung, executive vice president and chief financial officer. “We are committed to building towards the future through disciplined capital deployment and strategic investments.”

Additional modeling considerations will be provided in the earnings call presentation.

Conference Call Details
McKesson has scheduled a conference call for today, Wednesday, November 4, 2026, at 4:30 PM ET to discuss the company’s financial results. The audio webcast of the conference call will be available live and archived on McKesson's Investor Relations website at investor.mckesson.com.

Upcoming Investor Events
McKesson management will participate in the following investor events:
•Jefferies Global Healthcare Conference, November 17, 2026
•Evercore Healthcare Conference, December 1, 2026
•J.P. Morgan Healthcare Conference, January 11-14, 2027

A complete listing of public events open to the investment community will be available on McKesson's Investor Relations website, including details, updates, and a link to each webcast.

Non-GAAP Financial Measures
GAAP refers to the U.S. generally accepted accounting principles. This press release includes GAAP financial measures as well as Non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Other Income, Adjusted Interest Expense, Adjusted Income Tax Expense, Adjusted Earnings, Adjusted Earnings per Diluted Share, Adjusted Segment Operating Profit, Adjusted Segment Operating Profit Margin, Adjusted Corporate Expenses, Adjusted Operating Profit, and Free Cash Flow which are financial measures not calculated in accordance with GAAP. Refer to the “Supplemental Non-GAAP Financial Information” section of the accompanying financial statement tables for the definitions and usefulness of the company’s Non-GAAP financial measures and the attached schedules for reconciliations of the differences between the Non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautionary Statements
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. Any discussion of our intent to separate our Medical-Surgical Solutions segment into an independent company, other anticipated or completed transactions, including the anticipated closings thereof, or synergies expected therefrom, litigation outcomes, financial outlook, guidance, trends, strategy, plans, assumptions, expectations, commitments, and intentions may also include forward-looking statements.

Forward-looking statements are not representations of historical or current facts or circumstances and they involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Readers should not place undue reliance on forward-looking statements, such as financial performance forecasts, which speak only as of the date they are first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date the statements are made, or to reflect the occurrence of unanticipated events. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our publicly available filings with the Securities and Exchange Commission and news releases.

These risk factors include, but are not limited to: our planned separation of Medical-Surgical Solutions and the closing of our investment in Option Care Health, Inc., each of which is subject to conditions, may not be completed on the currently contemplated terms or timeline, or at all, and, if completed, may not achieve the intended financial and strategic benefits; we experience costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we experience losses not covered by insurance or indemnification; we are subject to frequently changing, extensive, complex, and challenging healthcare and other laws and policies; we from time to time record significant charges from impairment to goodwill, intangibles, and other long-lived assets; we experience cybersecurity incidents that might significantly compromise our technology systems or might result in material data breaches; we experience significant problems with information systems or networks; the adoption and use of artificial intelligence in our business operations exposes us to risks and uncertainties; we may be unsuccessful in achieving our strategic growth objectives; we may be unsuccessful in our efforts to implement initiatives to reduce or optimize our costs; we might be unable to successfully complete or integrate acquisitions or other strategic transactions, especially in the timeframes noted; we may not receive anticipated benefits from acquisitions or other strategic transactions; we might be adversely impacted by delays or other difficulties with divestitures; we are impacted by customer purchase reductions, contract non-renewals, payment defaults, and bankruptcies; our contracts with government entities involve future funding, payment, and compliance risks; we might be harmed by changes in our relationships or contracts with suppliers; our use of third-party data is subject to risks and limitations that could impede the growth of our data services business; we might be unable to successfully recruit and retain qualified employees; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; we are adversely impacted by changes or disruptions in product supply and have difficulties in sourcing or selling products due to a variety of causes; we are adversely impacted as a result of our distribution of generic pharmaceuticals; we are adversely impacted by changes in the economic environments in which we operate; changes affecting capital and credit markets might impede access to credit, increase borrowing costs, and disrupt banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers; we might be adversely impacted by changes in tax legislation or challenges to our tax positions; and we might be adversely impacted by conditions and events outside of our control, such as widespread public health issues, natural disasters, and geopolitical factors.

About McKesson Corporation
McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Stories & Insights.

We routinely use our website, investor.mckesson.com, to post information that may be material to investors, such as business developments, earnings, and financial performance, as well as presentation materials and details for upcoming and past events.

Contacts:
Investors
Investors@McKesson.com

Media Relations
MediaRelations@McKesson.com

Schedule 1
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Revenues	$110,957	$103,150	8%	$216,337	$200,977	8%
Cost of sales	(107,001)	(99,608)	7	(208,696)	(194,156)	7
Gross profit	3,956	3,542	12	7,641	6,821	12
Selling, distribution, general, and administrative expenses	(2,269)	(2,074)	9	(4,533)	(4,270)	6
Claims and litigation charges, net	2	2	—	36	2	—
Restructuring, impairment, and related charges, net	(85)	(63)	35	(221)	(110)	101
Total operating expenses	(2,352)	(2,135)	10	(4,718)	(4,378)	8
Operating income	1,604	1,407	14	2,923	2,443	20
Other income (expense), net	63	62	2	129	126	2
Interest expense	(105)	(74)	42	(182)	(123)	48
Income before income taxes	1,562	1,395	12	2,870	2,446	17
Income tax expense	(266)	(232)	15	(542)	(452)	20
Net income	1,296	1,163	11	2,328	1,994	17
Net income attributable to noncontrolling interests	(78)	(53)	47	(496)	(100)	396
Net income attributable to McKesson Corporation	$1,218	$1,110	10%	$1,832	$1,894	(3)%

Earnings per common share attributable to McKesson Corporation (a)
Diluted	$10.44	$8.92	17%	$15.53	$15.16	2%
Basic	$10.47	$8.95	17%	$15.59	$15.22	2%

Dividends declared per common share	$0.94	$0.82	15%	$1.76	$1.53	15%

Weighted-average common shares outstanding
Diluted	116.7	124.4	(6)%	117.9	124.9	(6)%
Basic	116.3	124.0	(6)	117.5	124.5	(6)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to our applicable filings with the SEC for additional disclosures including our Quarterly Reports on Form 10-Q for fiscal 2027 and 2026 as well as our
Annual Report on Form 10-K for fiscal 2026.

Schedule 2
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,			Six Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Net income (GAAP)	$1,296	$1,163	11%	$2,328	$1,994	17%
Net income attributable to noncontrolling interests (GAAP)	(78)	(53)	47	(496)	(100)	396
Net income attributable to McKesson Corporation (GAAP)	1,218	1,110	10	1,832	1,894	(3)
Pre-tax adjustments:
Amortization of acquisition-related intangibles	71	80	(11)	145	130	12
Transaction-related expenses and adjustments (1)	88	34	159	196	120	63
LIFO inventory-related adjustments	(3)	(11)	(73)	(5)	(18)	(72)
Gains from antitrust legal settlements	(50)	—	—	(56)	(8)	600
Restructuring, impairment, and related charges, net (4)	85	63	35	221	110	101
Claims and litigation charges, net	(2)	(2)	—	(36)	(2)	—
Other adjustments, net (5)	(2)	5	(140)	(8)	166	(105)
Income tax effect on pre-tax adjustments	(45)	(41)	10	(109)	(116)	(6)
Net income attributable to noncontrolling interests effect on pre-tax adjustments and redeemable noncontrolling interests adjustments (2) (3)	3	(11)	127	366	(12)	—
Adjusted Earnings (Non-GAAP)	$1,363	$1,227	11%	$2,546	$2,264	12%

Earnings per diluted common share attributable to McKesson Corporation (GAAP) (a)	$10.44	$8.92	17%	$15.53	$15.16	2%
After-tax adjustments:
Amortization of acquisition-related intangibles	0.40	0.41	(2)	0.80	0.70	14
Transaction-related expenses and adjustments	0.68	0.21	224	4.56	0.80	470
LIFO inventory-related adjustments	(0.02)	(0.07)	(71)	(0.03)	(0.11)	(73)
Gains from antitrust legal settlements	(0.32)	—	—	(0.35)	(0.05)	600
Restructuring, impairment, and related charges, net	0.53	0.37	43	1.36	0.65	109
Claims and litigation charges, net	(0.02)	(0.02)	—	(0.23)	(0.02)	—
Other adjustments, net	(0.01)	0.04	(125)	(0.05)	0.99	(105)
Adjusted Earnings per Diluted Share (Non-GAAP) (a)	$11.68	$9.86	18%	$21.59	$18.12	19%

Diluted weighted-average common shares outstanding	116.7	124.4	(6)%	117.9	124.9	(6)%
(a)Certain computations may reflect rounding adjustments.
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Earnings (Non-GAAP) and Adjusted Earnings per Diluted Share (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 2 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,			Six Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Gross profit (GAAP)	$3,956	$3,542	12%	$7,641	$6,821	12%
Pre-tax adjustments:
LIFO inventory-related adjustments	(3)	(11)	(73)	(5)	(18)	(72)
Gains from antitrust legal settlements	(50)	—	—	(56)	(8)	600
Other adjustments, net	—	3	(100)	—	3	(100)
Adjusted Gross Profit (Non-GAAP)	$3,903	$3,534	10%	$7,580	$6,798	12%

Total operating expenses (GAAP)	$(2,352)	$(2,135)	10%	$(4,718)	$(4,378)	8%
Pre-tax adjustments:
Amortization of acquisition-related intangibles	71	80	(11)	145	130	12
Transaction-related expenses and adjustments (1)	86	28	207	192	109	76
Restructuring, impairment, and related charges, net (4)	85	63	35	221	110	101
Claims and litigation charges, net	(2)	(2)	—	(36)	(2)	—
Other adjustments, net (5)	(2)	2	(200)	(8)	163	(105)
Adjusted Operating Expenses (Non-GAAP)	$(2,114)	$(1,964)	8%	$(4,204)	$(3,868)	9%

Interest expense (GAAP)	$(105)	$(74)	42%	$(182)	$(123)	48%
Pre-tax adjustments:
Transaction-related expenses and adjustments	2	6	(67)	4	11	(64)
Adjusted Interest Expense (Non-GAAP)	$(103)	$(68)	51%	$(178)	$(112)	59%

Income tax expense (GAAP)	$(266)	$(232)	15%	$(542)	$(452)	20%
Tax adjustments:
Amortization of acquisition-related intangibles	(15)	(17)	(12)	(33)	(30)	10
Transaction-related expenses and adjustments (1)	(22)	(8)	175	(44)	(21)	110
LIFO inventory-related adjustments	1	3	(67)	1	5	(80)
Gains from antitrust legal settlements	13	—	—	15	2	650
Restructuring, impairment, and related charges, net (4)	(22)	(17)	29	(58)	(29)	100
Claims and litigation charges, net	—	—	—	9	—	—
Other adjustments, net (5)	—	(2)	(100)	1	(43)	102
Adjusted Income Tax Expense (Non-GAAP)	$(311)	$(273)	14%	$(651)	$(568)	15%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (Non-GAAP), Adjusted Other Income (Non-GAAP), Adjusted Interest Expense (Non-GAAP), and Adjusted Income Tax Expense (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,
	2026			2025			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
North American Pharmaceutical	$91,360	$—	$91,360	$86,481	$—	$86,481	6%		6%
Oncology & Multispecialty	14,980	—	14,980	12,044	—	12,044	24		24
Prescription Technology Solutions	1,520	—	1,520	1,376	—	1,376	10		10
Medical-Surgical Solutions	3,097	—	3,097	2,947	—	2,947	5		5
Other	—	—	—	302	—	302	(100)		(100)
Revenues	$110,957	$—	$110,957	$103,150	$—	$103,150	8%		8%

OPERATING PROFIT
North American Pharmaceutical	$1,087	$(47)	$1,040	$852	$(1)	$851	28%		22%
Oncology & Multispecialty	352	75	427	332	65	397	6		8
Prescription Technology Solutions (4)	275	32	307	244	17	261	13		18
Medical-Surgical Solutions (1) (4)	164	61	225	220	29	249	(25)		(10)
Other	—	—	—	28	(3)	25	(100)		(100)
Subtotal	1,878	121	1,999	1,676	107	1,783	12		12
Corporate expenses, net (1) (4)	(211)	64	(147)	(207)	56	(151)	2		(3)
Income before interest expense and income taxes	$1,667	$185	$1,852	$1,469	$163	$1,632	13%		13%

OPERATING PROFIT AS A % OF REVENUES
North American Pharmaceutical	1.19%		1.14%	0.99%		0.98%	20	bp	16	bp
Oncology & Multispecialty	2.35		2.85	2.76		3.30	(41)		(45)
Prescription Technology Solutions	18.09		20.20	17.73		18.97	36		123
Medical-Surgical Solutions	5.30		7.27	7.47		8.45	(217)		(118)
Other	—		—	9.27		8.28	(927)		(828)
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 3 (continued)
McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP)
(unaudited)
(in millions)

	Six Months Ended September 30,
	2026			2025			Change
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)		As adjusted (Non-GAAP)
REVENUES
North American Pharmaceutical	$178,133	$—	$178,133	$169,210	$—	$169,210	5%		5%
Oncology & Multispecialty	29,202	—	29,202	22,702	—	22,702	29		29
Prescription Technology Solutions	3,086	—	3,086	2,810	—	2,810	10		10
Medical-Surgical Solutions	5,916	—	5,916	5,648	—	5,648	5		5
Other	—	—	—	607	—	607	(100)		(100)
Revenues	$216,337	$—	$216,337	$200,977	$—	$200,977	8%		8%

OPERATING PROFIT
North American Pharmaceutical (5)	$1,990	$(56)	$1,934	$1,446	$154	$1,600	38%		21%
Oncology & Multispecialty	677	155	832	544	140	684	24		22
Prescription Technology Solutions (4)	501	109	610	497	33	530	1		15
Medical-Surgical Solutions (1) (4)	286	134	420	441	52	493	(35)		(15)
Other	—	—	—	41	(3)	38	(100)		(100)
Subtotal	3,454	342	3,796	2,969	376	3,345	16		13
Corporate expenses, net (1) (4)	(402)	111	(291)	(400)	111	(289)	1		1
Income before interest expense and income taxes	$3,052	$453	$3,505	$2,569	$487	$3,056	19%		15%

OPERATING PROFIT AS A % OF REVENUES
North American Pharmaceutical	1.12%		1.09%	0.85%		0.95%	27	bp	14	bp
Oncology & Multispecialty	2.32		2.85	2.40		3.01	(8)		(16)
Prescription Technology Solutions	16.23		19.77	17.69		18.86	(146)		91
Medical-Surgical Solutions	4.83		7.10	7.81		8.73	(298)		(163)
Other	—		—	6.75		6.26	(675)		(626)
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
Refer to the section entitled "Financial Statement Notes" of this release.
For more information relating to the Adjusted Segment Operating Profit (Non-GAAP), Adjusted Operating Profit (Non-GAAP), Adjusted Corporate Expenses (Non-GAAP), and Adjusted Segment Operating Profit Margin (Non-GAAP) definitions, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.

Schedule 4

McKESSON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions, except per share amounts)

	September 30, 2026	March 31, 2026
ASSETS
Current assets
Cash and cash equivalents	$6,528	$3,975
Receivables, net	30,806	27,985
Inventories, net	28,217	24,207
Prepaid expenses and other	1,134	1,043
Total current assets	66,685	57,210
Property, plant, and equipment, net	2,665	2,668
Operating lease right-of-use assets	1,937	2,058
Goodwill	11,272	11,316
Intangible assets, net	3,942	4,079
Other non-current assets	5,822	4,992
Total assets	$92,323	$82,323

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND DEFICIT
Current liabilities
Drafts and accounts payable	$67,761	$59,973
Current portion of long-term debt	794	1,267
Current portion of operating lease liabilities	286	287
Other accrued liabilities	5,555	5,490
Total current liabilities	74,396	67,017
Long-term debt	8,414	5,259
Long-term deferred tax liabilities	1,457	1,330
Long-term operating lease liabilities	1,667	1,801
Long-term litigation liabilities	4,563	5,091
Other non-current liabilities	2,842	2,659
Redeemable noncontrolling interests	2,563	943
McKesson Corporation stockholders’ deficit
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 800 shares authorized, 280 shares issued at September 30, 2026 and March 31, 2026	3	3
Additional paid-in capital	8,907	8,284
Retained earnings	23,916	22,291
Accumulated other comprehensive loss	(768)	(745)
Treasury shares, at cost, 165 and 160 shares at September 30, 2026 and March 31, 2026, respectively	(36,012)	(32,005)
Total McKesson Corporation stockholders’ deficit	(3,954)	(2,172)
Noncontrolling interests	375	395
Total deficit	(3,579)	(1,777)
Total liabilities, redeemable noncontrolling interests, and deficit	$92,323	$82,323

Schedule 5
McKESSON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in millions)

	Six Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$2,328	$1,994
Adjustments to reconcile to net cash used in operating activities:
Depreciation	139	124
Amortization	253	221
Asset impairment charges	46	4
Deferred taxes	18	(41)
Credits associated with last-in, first-out inventory method	(5)	(18)
Non-cash operating lease expense	152	140
Gain from sales of businesses and investments	(24)	(85)
Provision for bad debts	83	232
Other non-cash items	145	169
Changes in assets and liabilities:
Receivables	(2,850)	(2,296)
Inventories	(4,032)	(3,199)
Drafts and accounts payable	7,797	5,170
Operating lease liabilities	(148)	(152)
Taxes	(478)	121
Litigation liabilities	(529)	(657)
Other	(45)	(225)
Net cash provided by operating activities	2,850	1,502

INVESTING ACTIVITIES
Payments for property, plant, and equipment	(177)	(217)
Capitalized software expenditures	(98)	(168)
Acquisitions, net of cash, cash equivalents, and restricted cash acquired	(23)	(3,389)
Proceeds from sales of businesses and investments, net	29	133
Other	(75)	53
Net cash used in investing activities	(344)	(3,588)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	—	2,275
Repayments of short-term borrowings	—	(2,275)
Proceeds from issuances of long-term debt	3,215	1,990
Repayments of long-term debt	(505)	(2)
Common stock transactions:
Issuances	56	50
Share repurchases	(3,424)	(1,399)
Dividends paid	(198)	(179)
Sale of noncontrolling interest in Medical-Surgical Solutions, net	1,238	—
Other	(324)	(245)
Net cash provided by financing activities	58	215
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(13)	24
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,551	(1,847)
Cash, cash equivalents, and restricted cash at beginning of period	4,068	5,956
Cash, cash equivalents, and restricted cash at end of period	6,619	4,109
Less: Restricted cash at end of period included in Prepaid expenses and other	(91)	(105)
Cash and cash equivalents at end of period	$6,528	$4,004

Schedule 6
McKESSON CORPORATION
RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW (NON-GAAP)
(unaudited)
(in millions)

	Three Months Ended September 30,(1)	Six Months Ended September 30,
	2026	2026	2025	Change
GAAP CASH FLOW CATEGORIES
Net cash provided by operating activities	$3,070	$2,850	$1,502	90%
Net cash used in investing activities	(130)	(344)	(3,588)	(90)
Net cash provided by (used in) financing activities	(1,574)	58	215	(73)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3)	(13)	24	(154)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$1,363	$2,551	$(1,847)	238%

FREE CASH FLOW (NON-GAAP)
Net cash provided by operating activities	$3,070	$2,850	$1,502	90%
Payments for property, plant, and equipment	(65)	(177)	(217)	(18)
Capitalized software expenditures	(58)	(98)	(168)	(42)
Free Cash Flow (Non-GAAP)	$2,947	$2,575	$1,117	131%
Any percentage changes displayed above which are not meaningful are displayed as zero percent.
For more information relating to the Free Cash Flow (Non-GAAP) definition, refer to the section entitled “Supplemental Non-GAAP Financial Information” of this release.
1) Amounts for the three months ended September 30, 2026 were derived using fiscal 2027 year-to-date Net cash provided by operating activities, Net cash used in investing activities, Net cash provided by (used in) financing activities, Effect of exchange rate changes on cash and cash equivalents, and restricted cash, Payments for property, plant and equipment, and Capitalized software expenditures, less the comparative amounts for the three months ended June 30, 2026 of fiscal 2027.

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McKESSON CORPORATION
FINANCIAL STATEMENT NOTES

1.Transaction-related expenses and adjustments for the three months and six months ended September 30, 2026 include pre-tax charges of $46 million ($34 million after-tax) and $114 million ($84 million after-tax), respectively, within Medical-Surgical Solutions and Corporate Expenses, net, related to our planned separation of the Medical-Surgical Solutions business. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

2.Transaction-related expenses and adjustments for the three months and six months ended September 30, 2026 include a credit of $11 million and charge of $282 million, respectively, within Medical-Surgical Solutions, related to the remeasurement to redemption value of redeemable noncontrolling interests arising from the acquisition by Apollo Funds of an approximately 13% minority ownership interest in the Company’s Medical‑Surgical Solutions segment. This charge was recorded in “net income attributable to noncontrolling interests” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

3.Transaction-related expenses and adjustments for the three and six months ended September 30, 2026 include a pre-tax and after-tax charge of $28 million and $109 million, respectively, within Oncology & Multispecialty, related to the remeasurement of redeemable noncontrolling interests to redemption value. This charge was recorded in “net income attributable to noncontrolling interests” in the Condensed Consolidated Statements of Operations (GAAP) provided in Schedule 1 of the accompanying financial statement tables.

4.Restructuring, impairment, and related charges, net for the three and six months ended September 30, 2026 includes pre-tax charges of $85 million ($63 million after-tax) and $221 million ($163 million after-tax), respectively, primarily within Prescription Technology Solutions, Corporate Expenses, net, and Medical-Surgical Solutions. The three and six months ended September 30, 2025 includes pre-tax charges of $63 million ($46 million after-tax) and $110 million ($81 million after-tax), respectively, primarily within Corporate expenses, net and Medical-Surgical Solutions. These charges are included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

5.Other adjustments, net for the six months ended September 30, 2025 includes a pre-tax provision for bad debts of $189 million ($140 million after-tax), within North American Pharmaceutical related to the bankruptcy of our customer, Rite Aid Corporation (including certain of its subsidiaries, "Rite Aid"). Management believes this charge is not reflective of allowances recorded in the normal course of business operations and are related to Rite Aid's recently concluded bankruptcy proceedings, and is therefore excluded from the determination of our adjusted results (Non-GAAP). This charge represents the remaining trade accounts receivable balances due from Rite Aid prior to its bankruptcy petition filing and is included under "total operating expenses" in the reconciliation of McKesson's GAAP operating results to adjusted results (Non-GAAP) provided in Schedule 2 of the accompanying financial statement tables.

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McKESSON CORPORATION
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP measures in this press release.

•Adjusted Gross Profit (Non-GAAP): We define Adjusted Gross Profit as GAAP gross profit, excluding transaction-related expenses and adjustments, last-in, first-out (“LIFO”) inventory-related adjustments, gains from antitrust legal settlements, and other adjustments.

•Adjusted Operating Expenses (Non-GAAP): We define Adjusted Operating Expenses as GAAP total operating expenses, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

•Adjusted Other Income (Non-GAAP): We define Adjusted Other Income as GAAP other income (expense), net, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, and other adjustments.

•Adjusted Interest Expense (Non-GAAP): We define Adjusted Interest Expense as GAAP interest expense, excluding transaction-related expenses and adjustments related to net interest expense incurred from cross-currency swaps used to hedge the changes in the fair value of the Company's foreign currency-denominated notes resulting from changes in benchmark interest rates and foreign currency exchange rates. The foreign currency-denominated notes were previously designated as non-derivative net investment hedges of portions of the Company's net investments in its now-divested European businesses against the effect of exchange rate fluctuations on the translation of foreign currency balances to the U.S. dollar.

•Adjusted Income Tax Expense (Non-GAAP): We define Adjusted Income Tax Expense as GAAP income tax benefit (expense), excluding the income tax effects of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments. Income tax effects are calculated in accordance with Accounting Standards Codification ("ASC") 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

•Adjusted Earnings (Non-GAAP): We define Adjusted Earnings as GAAP income attributable to McKesson, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable.

•Adjusted Earnings per Diluted Share (Non-GAAP): We define Adjusted Earnings per Diluted Share as GAAP earnings per diluted common share attributable to McKesson, excluding per share impacts of amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, other adjustments, as well as the related income tax effects for each of these items, as applicable, divided by diluted weighted-average shares outstanding.

•Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

•Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

•Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, claims and litigation charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP measures as defined above:

Amortization of acquisition-related intangibles - Amortization charges for intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration, and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures, and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, net interest expense impact of hedging foreign currency-denominated notes, bridge loan fees and gains or losses on business combinations, redeemable noncontrolling interests adjustments, and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash charges or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust legal settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Claims and litigation charges - Adjustments to certain of the Company’s reserves, including those related to estimated probable settlements for its controlled substance monitoring and reporting, and opioid-related claims, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred. This also may include charges or credits for general non-operational claims not directly related to our ongoing business.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company evaluates the aforementioned Non-GAAP measures on a periodic basis and updates the definitions from time to time. The evaluation considers both the quantitative and qualitative aspects of the Company’s presentation of Non-GAAP adjusted results. A reconciliation of McKesson’s GAAP financial results to Non-GAAP financial results is provided in Schedules 2 and 3 of the financial statement tables included with this press release.

•Free Cash Flow (Non-GAAP): We define free cash flow as net cash provided by (used in) operating activities less payments for property, plant, and equipment and capitalized software expenditures, as disclosed in our condensed consolidated statements of cash flows. A reconciliation of McKesson’s GAAP financial results to Free Cash Flow (Non-GAAP) is provided in Schedule 6 of the financial statement tables included with this press release.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company believes the presentation of Non-GAAP measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company's Non-GAAP measures used in the press tables may be defined and calculated differently by other companies in the same industry.

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. The Company conducts its businesses internationally in local currencies, including Canadian dollars, Euro, and British pound sterling. As a result, the comparability of our results reported in U.S. dollars can be affected by changes in foreign currency exchange rates. We believe free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, re-investment opportunities, strategic acquisitions, share repurchases, dividend payments, or other strategic uses of cash. Nonetheless, Non-GAAP adjusted results and related Non-GAAP measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.